SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): October 24, 2003

TETRA Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-18335	74-2148293
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

25025 Interstate 45 North

The Woodlands, Texas 77380

(Address of Principal Executive Offices and Zip Code)

(281) 367-1983

(Registrant's Telephone Number, Including Area Code)

TABLE OF CONTENTS

Item 7. Financial Statements and Exhibits	Page 1
Item 12. Results of Operations and Financial Condition	Page 1
Exhibit Index	Page 2
Signatures	Page 3

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description
99.1	Press Release, dated October 24, 2003, issued by TETRA Technologies, Inc.

Item 12. Results of Operations and Financial Condition.

On October 24, 2003, TETRA Technologies, Inc. (the “Company”) issued a press release announcing its financial results for the third quarter of 2003. The press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information furnished in this Item 12 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated October 24, 2003, issued by TETRA Technologies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TETRA Technologies, Inc.

By: /s/Geoffrey M. Hertel

Geoffrey M. Hertel

President & Chief Executive Officer

Date: October 24, 2003

Exhibit 99.1

For Immediate Release

TETRA TECHNOLOGIES, INC.

ANNOUNCES THIRD QUARTER 2003 EARNINGS OF $0.46 PER SHARE

October 24 , 2003 (The Woodlands, Texas), TETRA Technologies, Inc. (“TETRA” or the “Company”) (NYSE: TTI) today announced that its third quarter 2003 earnings were $0.46 per share, fully diluted. The $0.46 per share corresponds to the $0.05 per share reported in the third quarter of 2002. For comparative purposes, had TETRA not sold and discontinued certain operations on September 30, earnings per share would have equaled all-time record levels of $0.31 per share. This per share amount, a non-GAAP measure, is comprised of net income from continuing operations and net income from discontinued operations, before the $0.15 per share net gain on disposal of the discontinued operations. In accordance with GAAP, these per share amounts are reflected separately for reporting purposes, however, the Company believes that the $0.31 per share amount provides a consistent measure of the underlying third quarter results of operations.

Consolidated revenues for the quarter ended September 30, 2003, were $91,070,000 versus the $54,944,000 reported in the third quarter of 2002. Gross profit margins were $19,372,000 in the third quarter of 2003 versus the $11,793,000 reported in the comparable period of 2002. Net income was $10,745,000 ($6,463,000 from continuing operations, $697,000 from discontinued operations and a $3,585,000 net gain on the disposal of discontinued operations) in the third quarter of 2003 versus the $1,042,000 ($989,000 from continuing operations and $53,000 from discontinued operations) reported in the third quarter of 2002.

Consolidated results per share for the third quarter of 2003 were earnings of $0.46 ($0.31 excluding net gain on the disposal of discontinued operations) with 23,326,261 weighted average diluted common and common equivalent shares outstanding versus $0.05 with 22,127,420 weighted average diluted common and common equivalent shares outstanding in the third quarter of 2002.

Divisional pretax earnings from continuing operations for the third quarter of 2003 versus the third quarter of 2002 were: Fluids – $3,603,000 in 3Q 2003 and $3,891,000 in 3Q 2002; Well Abandonment & Decommissioning – $7,597,000 in 3Q 2003 and $565,000 in 3Q 2002; and Testing & Services – $1,666,000 in 3Q 2003 and $825,000 in 3Q 2002.

Financial data aggregating the first nine months of 2003, comparable data for 2002 and data relating to net income, as well as discontinued operations, are available in the accompanying exhibit to this press release.

Geoffrey M. Hertel, Chief Executive Officer, stated, “To fully appreciate the strength of TETRA’s business model and employee commitment, you need only look at the third quarter results. Excluding the net gain on the disposal of discontinued operations (but, including operating profits from discontinued operations) TETRA reported quarterly profits of $0.31 per share. This equals the highest quarterly per share profits from operations ever attained by TETRA. This was accomplished in a quarter in which two of our three divisions were not growing appreciably, primarily due to weak activity in the Gulf of Mexico (GOM). It was also a quarter that saw more weather “down days” than had been budgeted. Finally, the quarter included a $0.05 per share property write-down, involving a very unique Maritech transaction. To overcome these issues and report the year-over-year improvement that we did, is very gratifying.

“During the quarter we shut down or sold two operations: our Damp Rid subsidiary and our TPS Norway business. Neither of these operations were core to TETRA. Damp Rid was first acquired to help base-load our dry calcium chloride plant at Lake Charles, Louisiana. That plant is an integral component of our Fluids strategy. Over the years, TETRA has developed a significant energy-based calcium chloride business, making the Damp Rid ownership less important. TETRA generated a substantial gain in the third quarter with the sale of Damp Rid for approximately $19.4 million, in cash. We also secured a long-term contract to supply the new owner with calcium chloride.

“Our TETRA Process Services facility in Norway had been generating net losses in 2002 and early 2003. We had recently stabilized the business, but the long-term model for TPS Norway did not appear to fit into our core business strategy. We anticipate generating additional cash from the sale of assets associated with this now discontinued business.

“Early in 2003, we estimated that per share earnings for this year should be between $0.87 to $1.07, as adjusted for the 3-for-2 stock split in August. We continue to anticipate that earnings for 2003 (both total earnings, and earnings before the net gain on the disposal of discontinued operations) will fall within that range.

“To better position TETRA for the future, our business strategy has placed a high priority on cash generation. During the third quarter, we continued this emphasis on our cash position. At the end of the second quarter, TETRA had approximately $22 million of long-term debt. At the end of the third quarter, we were essentially debt-free and had a cash balance of $15 million.

“We look toward 2004 with great optimism and enthusiasm. Our business model has proved itself in a very trying year. Our testing business has begun to rebound and our fluids business should improve as GOM activity begins to accelerate. Our ability to generate cash and our unleveraged balance sheet give us significant flexibility to grow TETRA internally or through acquisitions,” concluded Hertel.

TETRA is an oil and gas services company, including an integrated calcium chloride and brominated products manufacturing operation that supplies feedstocks to energy markets, as well as other markets.

This press release includes certain statements that are deemed to be forward-looking statements. These statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of risks and uncertainties, many of which are beyond the control of the Company. Investors are cautioned that any such statements are not guarantees of future performances and that actual results or developments may differ materially from those projected in the forward-looking statements. Some of the factors that could affect actual results are described in the section titled “Certain Business Risks” contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002.

TETRA Technologies, Inc.

(In Thousands, Except Per Share Amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002

Revenues
Fluids Division	$26,944	$26,578	$82,494	$79,547
WA&D Division	52,858	18,475	122,226	57,313
Testing & Services Division	11,809	10,287	34,316	33,824
Eliminations and other	(541)	(396)	(1,307)	(1,354)
Total revenues	91,070	54,944	237,729	169,330

Gross profit
Fluids Division	6,547	7,442	20,759	23,242
WA&D Division	9,818	2,212	28,094	8,971
Testing & Services Division	3,005	2,138	7,803	9,119
Eliminations and other	2	1	(7)	(37)
Total gross profit	19,372	11,793	56,649	41,295

General and administrative expense	9,646	10,016	33,707	27,653
Operating income	9,726	1,777	22,942	13,642

Interest expense, net	99	758	376	2,018
Other expense (income)	(34)	(457)	(501)	(572)

**Income before taxes and cumulative effect of change in accounting principle	9,661	1,476	23,067	12,196

Provision for income taxes	3,198	487	7,940	4,309

Income from continuing operations	6,463	989	15,127	7,887

Discontinued operations	697	53	183	467

Income before net gain on disposal of discontinued operations and cumulative effect of change in accounting principle	7,160	1,042	15,310	8,354

Net gain on disposal of discontinued operations	3,585	–	3,585	–

Cumulative effect of change in accounting principle (SFAS 143)	–	–	(1,464)	–

Net income	$10,745	$1,042	$17,431	$8,354

**Income before taxes from continuing operations
Fluids Division	3,603	3,891	11,047	12,410
WA&D Division	7,597	565	19,299	4,188
Testing & Services Division	1,666	825	4,539	6,461
Administrative	(3,205)	(3,805)	(11,818)	(10,863)
Total	9,661	1,476	23,067	12,196

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002

Basic per share information:
Income from continuing operations	$0.30	$0.05	$0.70	$0.37
Income from discontinued operations	0.03	–	0.01	0.02
Income before net gain on disposal of discontinued operations and cumulative effect of change in accounting principle	0.33	0.05	0.71	0.39

Net gain from disposal of discontinued operations	0.16	–	0.16	–
Cumulative effect of change in accounting principle (SFAS 143)	–	–	(0.07)	–
Net income	$0.49	$0.05	$0.80	$0.39

Weighted average shares outstanding	21,904	21,262	21,763	21,272

Diluted per share information:
Income from continuing operations	$0.28	$0.05	$0.66	$0.35
Income from discontinued operations	0.03	–	0.01	0.02
Income before net gain on disposal of discontinued operations and cumulative effect of change in accounting principle	0.31	0.05	0.67	0.37

Net gain from disposal of discontinued operations	0.15	–	0.15	–
Cumulative effect of change in accounting principle (SFAS 143)	–	–	(0.06)	–
Net income	$0.46	$0.05	$0.76	$0.37

Weighted average shares outstanding	23,326	22,127	22,853	22,351

Depreciation, depletion and amortization (B)	$9,312	$5,607	$24,268	$15,304

(A) Information presented for each period reflects TETRA's Damp Rid and Norway process service operations as discontinued operations.

(B) DD&A information includes a loss from the relinquishment of oil and gas property.

Balance Sheet	September 30, 2003
Cash	$15,300
Accounts receivable	85,040
Inventories	34,006
Other current assets	10,687
PP&E, net	148,733
Other assets	27,855
Total assets	$321,621

Current portion of long-term debt	$190
Other current liabilities	60,314
Long-term debt	84
Other long-term liabilities	57,353
Equity	203,680
Total liabilities and equity	$321,621

Contact:

TETRA Technologies, Inc., The Woodlands, Texas

Geoffrey M. Hertel, 281/367-1983

Fax: 281/364-4398

www.tetratec.com

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